                                                                   Exhibit 23



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 2-75987, 33-39034, 2-92030, 33-12051, 33-67300, 33-82962,
33-82960, 33-84034, 33-59173) of HBO & Company of our reports dated January 26, 1995 (except for Note 12, as to which the date is June 17, 1995) and March 31, 1995 (except for Note 11, as to which the date is June 17, 1995), with respect to the financial statements of the Health Services Business of First Data Health Systems Corporation included in this Current Report on Form 8-K of HBO & Company dated July 31, 1995.



                                                         ERNST & YOUNG LLP


Denver, Colorado
July 31, 1995


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